Quorum Business Center - Building 4
                                           Peregrine Industries Inc.
                                           730 South Military Trail
                                           Deerfield Beach,  Florida 33442
                                           Lease Drafted: June 24, 1996


                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into by and between Principal Mutual Life Insurance Company, an Iowa corporation ("Landlord"), Peregrine Industries, inc., a Florida corporation ("Tenant")

                              W I T N E S S E T H:

1.01 Premises. In consideration of the obligation of Tenant to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord, all that portion of certain real property situated within the County of Broward State of Florida, legally described in Exhibit A , and the buildings and improvements to be constructed thereon as outlined on the site plan contained in Exhibit B (the Premises'), including any truck loading areas specifically marked in red on said Exhibit B for the exclusive use of Tenant. The Premises and the building within which the Premises are located (the *Building") are part of a larger development (the "Development") commonly known as Quorum Business Center Building 2-6.

2.01 Term of Lease. The term of this lease shall commence on the"Rent Commencement Date", as hereinafter defined, and ending 36 months thereafter, provided however, that in the event the rent commencement date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the rent commencement date.

3.01 Base Rent. Tenant agrees to pay to Landlord rent for the Premises, in advance, without demand, deduction or set off, for the entire term hereof at the rate of five thousand four hundred sixty nine & 40/100--Dollars ($ 5,469.40 ... ) per month. One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the rent commencement date, except that the rental payment for any fractional calendar month at the commencement of the lease period shall be prorated. The rental payment is subject to adjustment as provided below. See Paragraph 29.01 of the Rider.

4.01 Security Deposit. Tenant agrees to deposit with Landlord on the date hereof the sum of Sixteen Thousand Eight Dollars and 00/10-0 Dollars ($16,008.00) which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such funds to the extent necessary to make good any arrears of rent or other payments duo Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of


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Landlord, any remaining balance of such deposit shall be returned by Landlord at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have boon fulfilled.

5.01 Permitted Use. The Premises shall be continuously used for the sole purpose of general business offices and/or for receiving, storing, shipping and selling (other than at retail) products, materials and merchandise made and/or distributed by Tenant and for no other use or purpose. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. The overnight parking of automobiles, trucks or other vehicles, and the outside storage of any property including trash or garbage are prohibited. Tenant agrees that it shall. at its own cost and expenses keep its employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the buildings or development of which the Premises are part thereof. Tenant agrees that no washing of any type will take place in the Premises including the truck apron and parking areas. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of Development or unreasonably interfere with such tenants' use of their respective Premises or permit any use which would adversely affect the reputation of the Development. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, highly flammable or constitutes a hazardous substance or waste. Tenant shall not permit the Premises to be used for any purpose (including, without limitation, the storage of merchandise) in any manner which would render the insurance thereon void or increase the insurance rate thereof. Tenant agrees to indemnify and hold Landlord harmless against any and all loss, costs and claims, including attorney's fees relating to the improper storage, handling, transportation or disposal of explosive, highly flammable or hazardous materials or resulting from any other improper use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. If, as a result of any change in the governmental laws, ordinances and regulations, the Premises must be altered to accommodate lawfully the use and occupancy thereof, such alterations shall be made only with the consent of Landlord, but the entire cost thereof shall be borne by Tenant; provided that the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply with such laws, ordinances and regulations. Tenant shall take whatever other actions are necessary so that the Premises and Tenant's use thereof complies with the Fire Prevention Code of the National Fire Protection Association and any other fire prevention laws, ordinances, rules or regulations applicable to the Premises.

6.01 Tenant's Taxes. Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or the gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. The Florida sales tax imposed on rent and on other charges payable hereunder shall be paid by Tenant to Landlord with the payment of Tenant's rental payments and other charges payable hereunder.

7.01 Definition of Operating Costs. The term "Operating Costs" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, replacement, remodeling. maintenance and operation of the Development (including, without limitation, all assessed real property taxes, assessments (whether general or


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special) and governmental charges of any kind and nature whatsoever including assessments due to deed restrictions and/or owner's associations, which accrue against the building and/or development of which the Premises are a part, the costs of maintaining and repairing parking lots, parking structures, easements. and landscaping. property management fees, utility costs to the extent not separately metered, insurance premiums, depreciation of the costs of replacement (as defined below) of the building and improvements in the Development but not including any structural repairs or replacements which are normally chargeable to capital accounts under sound accounting principles, and the Building's share of costs of the Development). The term 'operating costs' does not include: (j) costs of alterations of tenants' Premises; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate brokers' leasing commissions or compensation; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to tenant hereunder. Structural repairs and replacements are repairs and replacements to the foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building or the Development at the time it was constructed, or are recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. The useful life of any such improvement as well as all nonstructural replacements shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement or non-structural replacement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation, to exclude that portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the Development. During any period that Operating Costs attributable to any separately assessed part of the Development and/or separate building are so excluded from Operating Costs, then for the purposes of calculating Tenant's proportionate share of Operating Costs as provided in Section 7.02, the denominator shall not include the rentable area of such separately assessed part of the Development and/or such separate building. Landlord may, in a reasonable manner, allocate insurance premiums for so-called 'blanket" insurance policies which insure other properties as well as the Development and said allocated amount shall be deemed to be an Operating Cost.

If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/ or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the Premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes' for the purposes hereof.

7.02 Tenant's Proportionate Share of Operating Costs. Tenant shall pay to Landlord, as additional rent, its proportionate share of operating costs calculated on the basis of the ratio set forth in Section 8.01. Any payments with respect to any partial calendar year in which the Term commences or ends shall be prorated. Tenant agrees to pay $2,534.60 per month as an escrow


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amount for operating costs as defined in Article 7.01. Landlord may, at any time, deliver to Tenant its estimate (or revised estimate) of such additional amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep Tenant current. As soon as practicable after the close of each calendar year. Landlord shall deliver to Tenant a statement showing the total amount payable by Tenant under this Article. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlord's option the excess shall be credited against the next monthly installment of rent. If such statement shows an amount due from Tenant that is more than the estimated payments paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent. In the event an amount is due and is not paid within thirty (30) days after the date of Landlord's statement to tenant, the unpaid amount shall bear interest at the rate of eighteen (18%) percent per annum from the date of such statement until payment by tenant. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are allocated among all of the buildings in the Development using methods of allocation that are considered reasonable and appropriate under the circumstances. Tenant hereby consents to such allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis. Tenant or its representatives shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing of the statement to Tenant (which item shall be paid in any event), such statement shall be considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

8.01 Tenant's Proportionate Share. (a) Tenant's 'proportionate share" as used in this Lease with respect to the Building shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord. Tenant's 'proportionate share" as used in this Lease with respect to costs relating to more than the Building, shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area of all buildings, as determined by Landlord, within the Development. Notwithstanding anything contained in the Lease to the contrary, Landlord shall have the right. from time to time, to add to or exclude from the Development real property and any buildings constructed thereon. In the event Landlord elects to add to or exclude from the Development, Landlord shall notify Tenant in writing of any such addition or exclusion which notice shall describe the property added or excluded.

9.01 Tenant's Obligations. (a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Development within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, water heaters, dock board, truck doors, dock bumpers, and plumbing work and fixtures. Tenant as part of its obligation hereunder shall


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keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from failing temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant shall, at its own cost and expense, as additional rent, pay for the repair of any damage to the Premises, the Building, at the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or caused by Tenant's default hereunder.

(b) Tenant at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord, for servicing all heating and air conditioning systems and equipment servicing the Premises and an executed copy of such contract shall be delivered to Landlord. This service contract must include all services suggested by the equipment manufacturer within the operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may (but shall not be required to), upon notice to Tenant, elect to enter into such a maintenance service contract on behalf of Tenant or perform the work itself and, in either case, charge Tenant therefore, together with a reasonable charge for overhead.

9.02 Landlord's Obligations. Landlord shall maintain in good repair, reasonable wear and tear and any casualty covered by the provisions of Article 15 excepted, all parts of the Development, other than tenants' demised Premises or portions of the Development within the exclusive control of tenants of the Development, making all necessary repairs and replacements. whether ordinary or extraordinary structural or nonstructural. including root, foundation, walls. downspouts, gutters, regular mowing of any grass, trimming, weed removal and general landscape maintenance, including any rail spur areas, exterior painting, exterior lighting, exterior signs and common sewage plumbing and the maintenance of all paved areas including driveways and alleys, including, but not limited to, cleaning, repaving, restripping and resealing. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to repair the same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. The term 'Walls" as used herein shall not include windows, glass or plate glass, doors, special store front or office entry.

10.01 Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord. If Landlord shall, consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws. ordinances. rules and regulations and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same, or, at Landlord's option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant's account and Tenant shall fully reimburse Landlord for the entire cost thereof. Tenant may, without the consent of Landlord, but at its own cost and expense and in good workmanlike manner erect such shelves,


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bins, machinery and other trade fixtures as it may deem advisable, without altering the basic character of the Building or Development and without overloading the floor or damaging such Building or Development, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building.

11.01 Signs and Window Treatment. Tenant shall not install any signs upon the Building or Development. Landlord will provide, at Tenant's request and cost, Landlord's standard identification sign, which sign shall be removed by Tenant upon termination of this Lease at which time Tenant shall restore the property to the same condition as prior to installation of said sign. Tenant shall not install drapes, curtains. blinds or any window treatment without Landlord's prior written consent. Landlord may from time to time require Tenant to change its signage to conform to a revised standard for the Building, provided Landlord pays the cost of removing and replacing such signs. Landlord shall maintain all signs and the cost thereof shall be charged to Tenant.

12.01 Inspections. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

13.01 Utilities. Tenant shall pay for all gas, heat, light, power, telephone, and other utilities and services used on or from the Premises, including without limitation, Tenant's proportionate share as determined by Landlord for the use of such utilities which are not separately metered and any central station signaling system installed in the Premises or the Building, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14.01 Assignment and Subletting. (a) Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting and all cash or other proceeds of any other transfer of


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Tenant's interest in this lease shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Any assignment, subletting or other transfer of Tenant's interest in this lease shall be for an amount equal to the then fair market value of such interest. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an 'event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, as provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord for Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

         (b) If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code 11 U.S.C. 101 et seq., (The "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be hold in trust for the benefit of the Landlord and be promptly paid or delivered to Landlord.

         (c) Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

15.01 Fire and Casualty Damage. (a) Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than eighty (80%) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of Fire. Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 15.01 (c),
15.0 1 (d), and 15.01 (e) below. such insurance shall be for the sole benefit of Landlord and under its sole control.

         (b) If the building situated upon the Premises should be damaged or destroyed by fire, tornado or other casualty, tenant shall give written notice thereof to Landlord.

         (c) If the buildings situated upon the Premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.


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         (d) If the buildings situated upon the Premises should be damaged by any peril covered by insurance to be provided by Landlord under subparagraph
15.01 (a) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions. fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant and except that Tenant shall pay to Landlord upon demand any amount by which Landlord's cost of such rebuilding, repair and/or replacement exceeds net insurance proceeds paid to Landlord in connection with such damage and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the lease exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as maybe fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and or obligations hereunder shall cease and terminate. Should construction be delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period of restoration, repair or rebuilding shall be extended for the time Landlord is so delayed.

         (e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         (f) Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party. or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

16.01 Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees of any other person entering upon the Premises, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without


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limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of the lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $2,000,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect to property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewal thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

17.01 Condemnation. (a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

         (b) If the part of the Premises or Building shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

         (c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant's loss of its leasehold interest, the right to such award as to such items being hereby assigned by Tenant to Landlord.

18.01 Holding Over. Tenant will. at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as consent for Tenant to hold over.

19.01 Quiet Enjoyment. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreement is herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, not shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior lease.

20.01 Events of Default. The following events shall be deemed to be events of default by Tenant under this lease: (a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) days from the date such payment was due.

         (b) Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor to adjudicate it as bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

         (c) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization. arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to' bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property.

         (d) A receiver or trustee shall be appointed for all or substantially all of the assets of the Tenant.

         (e) Tenant shall desert or vacate any substantial portion of the Premises.

         (f) Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 26.01 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

         (g) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 20.01, and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

         (h) Tenant shall fail to continuously operate its business at the Premises for the permitted use sot forth in Paragraph 5.01 whether or not Tenant is in default of the rental payment due under this Lease.

20.02 Remedies. (a) Upon the occurrence of any of such events of default described in Paragraph 20.01 hereof. Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

         (1) Terminate this lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefore.

         (2) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof. by force if necessary, without being liable for prosecution or any claim for damages therefore, and relet the Premises and receive the rent therefore.

         (3) Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this lease: and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

         (4) Alter all locks and other security devices at the Premises without terminating this lease.

         (b) In the event Landlord may elect to regain possession of the Premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this lease is, in part, consideration for this waiver.

         (c) In the event Tenant fails to pay any installment of rent hereunder as when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five (5%) percent of such installment; and the failure to pay such amount within five (5) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         (d) In the event Tenant's check, given to Landlord in payment. is returned by the bank for non-payment. Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

         (e) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender ran be effected only by the written agreement of Landlord and Tenant. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable for trespass or otherwise. (f) In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the greater of
(i) the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration and
(ii) the then present value of the then fair rental value of the Premises for such period.

         (g) In the event that Landlord elects to repossess the Premises without terminating the lease, or in the event Landlord elects to terminate the lease, then Tenant at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Section 3.01 diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 20.02 (h). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

         (h) In case of any evenly of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.

         (i) In the event of termination or repossession of the Premises for an event of default. Landlord shall not have any obligation to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

         (j) If Tenant should fail to make any payment or cure any default hereunder within the time heroin permitted, Landlord, without being under any obligations to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

         (k) In the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon, Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any Premises within the County in which the Premises is located: and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ('Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or an predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

21.01 Rights Reserved to Landlord. Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

         (a) To change the name or the street address of the Building or the Development;
         (b) To install and maintain a sign or signs on the exterior of the
             Building:
         (c) To designate all sources furnishing sign painting and lettering, lamps and bulbs used on the Premises;
         (d) To retain at all times pass keys to the Premises;
         (e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development;
         (f) To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development.

22.01 Relocation of Premises. Landlord reserves the right to relocate Tenant during the Term to other Premises in the Building or in another building within the Development (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided: (a) the New Premises shall be similar to the Premises in area and appropriateness for the use of Tenant's purposes: (b) if Tenant is then occupying the Premises, Landlord shall pay the reasonable expense of moving Tenant, its property and equipment to the New Premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant; (c) Landlord shall give to Tenant not less than thirty (30) days prior written notice of such substitution; and (d) Landlord shall, at its sole cost, improve the New Premises with improvements substantially similar to those located in the Premises.

23.01 Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

24.01 Subordination. Tenant accepts this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Development, the Building, or the Premises, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, !his Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the. purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

25.01 Mechanics Liens and Other Taxes. (a) Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice it any lien or encumbrance is placed on the Premises.

         (b) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and it Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

26.01 Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps are taken:

         (a) All rent and other payments required to be made by Tenant to Landlord shall be payable to: Principal Mutual Life Insurance Company or to such other entity at the such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

         (b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Landlord: Principal Mutual Life                   Tenant::
Insurance Company                                 Peregrine Industries, Inc.

711 High Street                                   730 South Military Trail
Des Moines, Iowa 50309                            Deerfield Beach, Florida 33442

        and

Trammell Crow Company
1515 South Federal Highway
Suite 113
Boca Raton, FL 33432

         If and when included within the term "Landlord", or "Tenant-, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms "Landlord" and 'Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

27.01 Miscellaneous. (a) Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be hold to include the plural, unless the context otherwise requires.

         (b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs. legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations of Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's agents and employees.

         (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (d) In no event shall Landlord's liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current Term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. In addition, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns is concerned Tenant shall look solely to the Building for the payment thereof.

         (e) Except as set forth in Section 8.01 above, this Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         (f) All obligations of Tenant not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term. and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises, including without limitation heating and air conditioning systems and equipment therein, in good condition and repair. Any work required to be done by Tenant prior to its vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant at cost plus fifteen percent. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section.

         (g) If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall if affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

         (h) Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required hereunder and the first month's rent as required hereunder, and any other sums required hereunder.

         (i) Tenant shall at any time and from time to time within ten (10 ) days after written request from Landlord, execute and deliver to Landlord an estoppel certificate, in form reasonable satisfactory to Landlord.

         (j) Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of Landlord.

         (k) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities. may present health risks to persons who are exposed to it over a time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The above statement is incorporated in the lease as a requirement in order to comply with Florida Statute 404.056(8).

28.01 Effective Date. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date in point of time, on which all parties hereto have executed this Lease.

         The parties tending to be bound hereby execute or cause this Lease to be executed this 22nd day of August, 1996.

WITNESSES:                              LANDLORD:
                                        Principal Mutual Life Insurance Company, an Iowa corporation


__________________________________      ________________________________________

__________________________________
                                        By:_____________________________________
                                           Timothy M. Dunbar, Assistant Director

                                        ________________________________________
                                        Title: Commercial Real Estate Equities

                                        TENANT:
                                        Peregrine Industries, Inc., a Florida
                                        corporation


__________________________________      ________________________________________

__________________________________

                                        By:_____________________________________

                                        ________________________________________
                                        Title: President

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442


29.01 Base Rent:: Supplementing Paragraph 3.01 of the Lease, Tenant agrees to pay Base Rent according to the following schedule:

Month           Monthly Base Rent            Annual Base Rent
-----           -----------------            ----------------

1-12            $5,469.40                    $65,632.80   1/14/96 - 10/31/97
13-24           $5,742.87                    $68,914.44   11/1/97 - 10/31/98
25-36           $6,030.01                    $72,360.12   11/1/98 - 10/31/99

30.01 Tenant Improvements: Landlord shall perform, or cause to be performed, certain Tenant Improvements ("Tenant Improvements") to the Premises as set forth in Exhibit C, attached and made a part hereof and mutually agreed upon by Landlord and Tenant. Tenant shall perform, or cause to be performed certain Tenant Improvements to the Premises as set forth in Exhibit C, attached and made a part hereof and mutually agreed upon by Landlord and Tenant. In no event shall Landlord incur any cost in connection with the Tenant Improvements in excess of $1,000.00 ("Landlord's Share") which includes the cost of all materials, labor, permit fees, inspection fees, architectural fees and Landlord's 5% construction management fee, computed upon Landlord's Share only. All improvement costs in excess of Landlord's Share shall be borne solely by Tenant ("Tenant's Share"). Tenant's Share, if any, shall be paid by Tenant as additional rent, one-half upon construction commencement and the balance upon occupancy.

         All work not within the scope of Landlord's construction of the Premises, including, but not limited to the furnishing and installation of floor covering other than Building Standard, furniture, telephone equipment, and office equipment, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and as to not to interfere unreasonably with or delay the work of Landlord's contractors or the subcontractors of other tenants. Tenant's contractors, subcontractors, and labor shall be reasonably approved by Landlord and shall be subject to the administration supervision of Landlord's construction supervisor. Contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible the progress of the work without interruption on account of strikes, work stoppages, or similar causes for delay. Landlord shall give access to the Premises to Tenant to adapt the Premises for Tenant's use provided, however, that if such entry is prior to the Rent Commencement Date, such entry shall be subject to all of the terms and conditions of the Lease except the payment of rent, and such entry shall not delay the Rent Commencement Date. All work performed by Tenant 'or at Tenant's expense shall conform to and comply with any and all local, state, and federal building codes, ordinances, and the N.F.P.A. Life Safety Code.

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

                                   (continued)



31.01 Indemnification: The Tenant will indemnify and hold harmless the Landlord against and from any and all claims arising from (i) the Tenant's occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers' compensation laws),
         (ii) any breach or default in the performance of any obligation on the Tenant's part to be performed under the terms of this Lease, (iii) any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of the Tenant, (iv) all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding brought against the Landlord by reason of any such claim. The Tenant upon notice from the Landlord will defend the same at the Tenant's expense.

         The Tenant, as a material part of the consideration to the Landlord assumes all risk of damage to property or injury to persons, in, upon or about the Premises, (i) except that the Tenant does not assume any risk for damage to the Tenant resulting from the willful misconduct or gross negligence of the Landlord or its authorized representatives,
         (ii) from any cause whatsoever except that which is caused by the failure of the Landlord to observe any of the terms and conditions of the Lease if such failure has persisted for an unreasonable period of time after written notice of such failure.

         The Landlord is not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building. The Tenant waives all of its claims in respect thereof against the Landlord.

32.01 Insurance By Tenant: Tenant shall, during the Lease Tenn, procure at its expense and keep in force the following insurance:

         (1) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($ 1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If the Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

                                   (continued)


                  limits of such insurance be considered as limiting the liability of Tenant under this lease.

         (2) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the cause of loss - special form (all risk) except, coverage for flood, earthquake and boiler and machinery. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of tile foregoing.

         (3) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

         (4) Such other insurance as Landlord deems reasonably necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

         The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

         This clause shall supplement the clause in the body of the Lease Paragraph 16.01.

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

                                   (continued)


33.01 Waiver of Subrogation: Landlord and Tenant hereby mutually waive their respective rights to recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or other-wise made uncollectible.

34.01 Acceptance of Premises/Tenant Improvements: Tenant acknowledges that it has inspected the Premises, knows the condition thereof, and accepts such Premises, and specifically the buildings and improvements comprising the same, in their present condition, as suitable for the purposes for which the Premises are ]eased, subject to landlord's completion of the Tenant Improvements described in Paragraph 30.01. If this lease is executed before the Premises become vacant or otherwise available and ready for occupancy, of if any present tenant or occupant of the Premises holds over, and Landlord cannot, using good faith efforts, acquire possession of the Premises prior to the date above recited as the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, nor in any way liable to Tenant because of such failure, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same.

35.01 Insurance By Landlord: Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be deemed as Tenant's Proportionate Share of Operating Costs payable, by Tenant pursuant to Paragraph 7.02:

         (1) Property insurance insuring the building and improvements and rental value insurance for perils covered by the causes of loss - special form (all risk) and in addition coverage for flood, earthquake and boiler and machinery (if applicable). Such coverage (except for flood and earthquake) shall be written on a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises.

         (2) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit.

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

                                   (continued)



         (3) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

36.01 ADA - General Compliance: Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the Premises, and that the Tenant shall use all reasonable efforts to fully comply with the Americans With Disabilities Act.

37.01 Hazardous Substance - General: The term "Hazardous Substances," as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency, (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought into tile Premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

                                   (continued)


         Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fall to take such corrective action within 24 hours, Lessor shall have the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the lease, the Premises is found to be so contaminated or subject to said conditions, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost, and Lessee agrees to indemnify and hold Lessor harmless from all claims, demand, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Lessee. The foregoing indemnification and the responsibilities of Lessee shall survive the termination or expiration of this Lease.

38.01 Landlord's Lien Protection: Tenant has no power to subject Landlord's interest in the dernised Premises to any claim or lien of any kind or character and any persons dealing with Tenant must look solely to the credit of the Tenant for payment. Neither Tenant nor anyone claiming by, through or under Tenant, including, without limitation, contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place mechanic's, materialmen's or other liens of any kind whatsoever upon the dernised Premises or upon the tract of land described on Exhibit A, or any portion thereof, on the contrary, any such liens are specifically prohibited and shall be null and void and of no further force or effect.

39.01 Brokers Disclosure: Tenant covenants, warrants and represents that no broker or finder except Trammell Crow Realty Services, Inc. ("Broker") were instrumental in consummating this Lease and that Tenant has had no conversations or negotiations with any broker, except Broker, concerning the subject matter of this Lease. Tenant agrees hereby to indemnify and hold Landlord harmless against and from any and all claims for any brokerage commissions or fees and all costs, expenses and liabilities, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker, except Broker, or any breach of the foregoing covenant, warranty and representation.

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

                                   (continued)



40.01 Prevailing Party: The parties hereto shall have all remedies existing in law and equity to enforce the terms of or obligations arising out of the Lease. In the event any legal action or proceeding is commenced to interpret or enforce the terms of or obligations arising out of the Lease, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover reasonable attorney's fees, court costs and expenses, at both trial and appellate levels.

41.01 Utilities: Tenant's use and access to public utilities (including, but not limited to telephone, electricity and water) shall be limited to Tenant's Proportionate Share as defined in Paragraph 8.01 of the Lease.

                                                        Quorum Business Center 4

                                    EXHIBIT A

                                LEGAL DESCRIPTION


Approximately 16,008 square feet of office and/or warehouse space located in a building containing approximately 65,479 square feet situated on a portion of approximately 15.2046 acres on Lots 3, 4 and 5 Deerfield Commerce Park, according to the plat thereof as recorded in Plat Book 111, page 15, of the Public Records of Broward County, Florida and being more particularly described as 730 South Military Trail, Deerfield Beach, Florida as shown in Exhibit A. Further described as Quorum Business Park situated within a development known as Quorum Business Park Buildings 2 through 6 consisting of approximately 334,535 square feet.

                      RIDER TO THE LEASE AGREEMENT BETWEEN
                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, AN
                       IOWA CORPORATION, ("LANDLORD") AND
                      PEREGRINE INDUSTRIES, INC. ("TENANT")
                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

                                   (continued)


The parties intending to be bound hereby execute or cause this Rider to be executed this 22nd day of August, 1996.


WITNESS                                LANDLORD


By:                                    Principal Mutual Life Insurance Company,
   -------------------------------     an Iowa corporation

By:                                    By:  Timothy M. Dunbar
   -------------------------------        -------------------------------------


                                              Timothy M. Dunbar
                                       Title: Assistant Director Commercial Real
                                             ----------------------------------
                                              Estate Equities
                                             ----------------------------------

WITNESS                                TENANT


By:                                    Peregrine Industries, Inc., a Florida
   -------------------------------     corporation

By:                                    By:
   -------------------------------        -------------------------------------
                                       Title:  President
                                             ----------------------------------

                                                        Quorum Business Center 4

                                    EXHIBIT A

                                LEGAL DESCRIPTION



Approximately 16,008 square feet of office and/or warehouse space located in a building containing approximately 65,479 square feet situated oil a portion of approximately 15.2046 acres on Lots 3, 4 and 5 Deerfield Commerce Park, according to the plat thereof as recorded in Plat Book 111, page 15, of the Public Records of Broward County, Florida and being more particularly described as 730 South Military Trail, Deerfield Beach, Florida as shown in Exhibit A. Further described as Quorum Business Park situated within a development known as Quorum Business Park Buildings 2 through 6 consisting of approximately 3334,535 square feet.

                               MEMORANDUM OF LEASE
                                   (continued)



As to Tenant                            TENANT

STATE OF FLORIDA
COUNTY OF BROWARD


         The foregoing instrument was acknowledged before me this 15th day of August, 1996, by Merrill Yarbrough, a President of Peregrine Industries on behalf of the Company. The above-named individual o is personally known to me, or o has produced the following identification personally known which is current or has been issued within the past five years and bears a serial or other identifying number and did (did not) take an oath.



                                       -----------------------------------------
                                       Print Name
                                                 -------------------------------
                                       NOTARY PUBLIC STATE OF FLORIDA
                                       Commission Number:    CC322350
                                                         -----------------------
                                       My Commission Expires:   10./11/97
                                                             -------------------

                                       LANDLORD

                                       Principal Mutual Life Insurance Company, an Iowa corporation


                                       By:   Timothy M. Dunbar
                                          --------------------------------------

                                              Timothy M. Dunbar
                                       Title: Assistant Director Commercial Real
                                             -----------------------------------
                                              Estate Equities
                                             -----------------------------------


As to Landlord                          LANDLORD

STATE OF FLORIDA
COUNTY OF BROWARD

         The foregoing instrument was acknowledged before me this 22nd day of August, 1996, by Timothy M. Dunbar, an Assistant Director of Commercial Real Estate Equities of Principal Mutual Life Insurance Company on behalf of the Corporation. The above-named individual / / is personally known to me, or / / has produced the following identification _____________ which is current or has been issued within the past five years and bears a serial or other identifying number and did (did not) take an oath.

                                            ------------------------------------
                                            Print Name
                                                      --------------------------
                                            NOTARY PUBLIC STATE OF FLORIDA
                                            Commission Number:
                                                              ------------------
                                            My Commission Expires:
                                                                  --------------

                                    EXHIBIT C



Landlord's Work:

Landlord shall within thirty (30) days of full execution of this Lease, repair or replace (as determined by Landlord) the overhead door serving the ramp in the Premises.

Tenant's Work:

Tenant shall within fourteen (14) days of full execution of this Lease provide Landlord with a full set of construction drawings for any proposed Tenant Improvements in the Premises. These Plans must at a minimum contain the following work:

         1. Plans for the construction of an approved fire rated demising wall on the eastern side of the Premise.

         2. Plans for the separate control and metering of electrical power to the Premises.

Landlord shall, within seven (7) days of receipt of all plans, provide approval or disapproval with comments for said plans.

Tenant shall, within seven (7) days of Landlord's approval, submit all plans for Tenant Improvements to the City of Deerfield Beach and diligently pursue building permits to construct all improvements.

Tenant shall, within seven (7) days of receiving any building permits for construction of approved improvements, begin and diligently pursue construction said improvements.

If Tenant fails to provide Landlord with all plans, to diligently pursue building permits after Landlord approval, or to diligently pursue construction of the permitted improvements, Landlord has the right to obtain building permits to construct the demising wall and separate the electrical service to the Premises.

All costs associated with this additional Landlord's work including but not limited to Architectural, Construction Management, Labor, Materials and Permit Fees will be charged to Tenant and become immediately payable as additional rent, one half upon construction Commencement and the balance upon completion.

                                                  Quorum Building #5
                                                  746 South Military Trail
                                                  Deerfield Beach Florida 33442

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between Principal Mutual Life Insurance Company, An Iowa Corporation ("Landlord"), and Peregrine Industries, Inc., A Florida Corporation ("Tenant"):

                                   WITNESSETH:

         1.01 Premises: In consideration of the obligation of Tenant to pay rent and of the other terms, provisions and covenants hereof, Landlord leases to Tenant and Tenant leases from Landlord, all that portion of certain real property situated within the County or Broward, State of Florida, legally described in Exhibit A , and the buildings and improvements to be constructed thereon as outlined on the site plan contained in Exhibit B (the "Premises"), including any truck loading areas specifically marked in red on said Exhibit B for the exclusive use of Tenant. The Premises and the building within which the Premises are located (the "Building") are part of a larger development (the "development") commonly known as Quorum Business Center Buildings 2-6.

         2.01 Term of Lease: The term of this lease shall commence on the "Rent Commencement Date", as hereinafter defined, and ending Sixty(60) months thereafter, provided however, that in the event the rent commencement date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the rent commencement date.

         2.02 Rent Commencement Date: The "Rent Commencement Date" shall be September 1, 1998. Tenant acknowledges that no representations as to the repair of the premises have been made by Landlord, unless such are expressly set forth in the lease. After such "Rent Commencement Date" Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises. In the event of any dispute as to substantial completion of work performed, execute or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

         3.01 Base Rent: Tenant agrees to pay to Landlord rent for the premises, in advance, without demand, deduction or set off, for the entire term hereof according to the following Schedule:

              Month               Monthly Base Rent            Annual Base Rent
              -----               -----------------            ----------------

                1-12               $4,777.71                     $57,332.52
               13-24               $5,016.60                     $60,199.20
               25-36               $5,267.43                     $63,209.16
               37-48               $5,530.80                     $66,369.60
               49-60               $5,807.34                     $69,688.08

Landlord: _____            Tenant: _____

         4.01 Security Deposit: Tenant agrees to deposit with Landlord on the date hereof the sum of Seven Thousand One Hundred Eleven & 54/100 Dollars ($7,111.54 ), which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled. In no event is the security deposit to be returned until Tenant has vacated the Premises and delivered possession to Landlord. Landlord shall not be obligated to hold the security deposit in a separate fund, but may mix the security deposit with other funds of the Landlord.

         5.01 Permitted Use: The Premises shall be continuously used for the sole purpose of general business offices and/or for receiving, storing, shipping and selling (other than at retail) products, materials and merchandise made and/or distributed by Tenant and for no other use or purpose. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. The overnight parking of automobiles, trucks or other vehicles, and the outside storage of any property including trash or garbage are prohibited. Tenant agrees that it shall, at its own cost and expenses keep its employees, agents, customers, invitee, and/or licensees from parking on any streets running through or contiguous to the buildings or development of which the premises are part thereof. Tenant agrees that no washing of any type will take place in the premises including the truck apron and parking areas. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of Development or unreasonably interfere with such tenants' use of their respective premises or permit any use which would adversely affect the reputation of the Department. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, highly flammable or constitutes a hazardous substance or waste. Tenant shall not permit the Premises to be used for any purpose (including, without limitation, the storage of merchandise) in any manner which would render the insurance thereon void or increase the insurance rate thereof. Tenant agrees to indemnify and hold Landlord harmless against any and all loss, costs and claims, including attorney's fees relating to the improper storage, handling, transportation or disposal of explosive, highly flammable or hazardous materials or resulting from any other improper use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. If, as a result of any change in the governmental laws, ordinances and regulations, the Premises must be altered to accommodate lawfully the use and occupancy thereof, such alterations shall be made only with the consent of Landlord, but the entire cost thereof shall be home by Tenant; provided that the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to

Landlord: _____            Tenant: _____
comply with such laws, ordinances and regulations. Tenant shall take whatever other actions are necessary so that the Premises and Tenant's use thereof complies with the Fire Prevention Code of the National Fire Protection Association and any other fire prevention laws, ordinances, rules or regulations applicable to the Premises.

         6.01 Tenant's Taxes: Tenant shall be responsible to pay before delinquency all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or the gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. The Florida sales tax imposed on rent and on other charges payable hereunder shall be paid by Tenant to Landlord with the payment of Tenant's rental payments and other charges payable hereunder.

         7.01 Definition of Operating Costs: The term "Operating Costs" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, replacement, remodeling, maintenance and operation of the Development (including, without limitation, all assessed real property taxes, assessments (whether general or special) and governmental charges of any kind and nature whatsoever including assessments due to decd restrictions and/or owner's associations, which accrue against the building and/or development of which the premises are a part, the costs of maintaining and repairing parking lots, parking structures, easements, and landscaping, property management fees, utility costs to the extent not separately metered, insurance premiums, depreciation of the costs of replacement (as defined below) of the building and improvements in the Development but not including any structural repairs or replacements which are normally chargeable to capital accounts under sound accounting principles, and the Building's share of costs of the Development). 'file term "operating costs" does not include; (i) costs of alterations of tenants' premises; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate brokers' leasing commissions or compensation; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to tenant hereunder. Structural repairs and replacements are repairs and replacements to the foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements which are intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building or the Development at the time it was constructed, or arc recommended by the N.F.P.A. Life Safety Code, shall be included in Operating Costs. The useful life of any such improvement as well as all nonstructural replacements shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement or non-structural replacement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. If Landlord selects the accrual method of accounting rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued. Landlord shall have the right at any time and from time to time to elect, which election shall be subject to revocation, to exclude that portion of Operating Costs attributable to any separately assessed part of the Development and any separate building within the Development. During any period that Operating Costs attributable to any separately assessed part of the Development and/or separate building are so excluded from Operating Costs,


Landlord: _____            Tenant: _____
then for the purposes of calculating Tenant's proportionate share of Operating Costs as provided in Section 7.02, the denominator shall not include the rentable area of such separately assessed part of the Development and/or such separate building. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Development and said allocated amount shall be deemed to be an Operating Cost.

If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly oil the rents received therefrom and/ or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

         7.02 Tenant's Proportionate Share of Operating Costs: Tenant shall pay to Landlord, as additional rent, its proportionate share of operating costs calculated on the basis of the ratio set forth in Section 8.0 1. Any payments with respect to any partial calendar year in which the Term commences or ends shall be prorated. Tenant agrees to pay $1,931.29 per month as an escrow amount for operating costs as defined in Article 7.0 1. Landlord may, at any time, deliver to Tenant its estimate (or revised estimate) of such additional amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep Tenant current. As soon as practicable after the close of each calendar year, Landlord shall endeavor to deliver to Tenant a statement showing the total amount payable by Tenant under this Article. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, it shall be accompanied by a refund of the excess to Tenant or at Landlord's option the excess shall be credited against the next monthly installment of rent. If such statement shows an amount due from Tenant that is more than the estimated payments paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent. In the event an amount is due and is not paid within thirty (30) days after the date of Landlord's statement to tenant, the unpaid amount shall bear interest at the rate of eighteen (18%) percent per annum from the date of such statement until payment by tenant. Landlord's failure to submit statements as called for herein shall not be deemed to be a waiver of Tenant's requirement to pay the sums herein provided. Landlord and Tenant acknowledge that certain of the costs of management, operation and maintenance of the Development are allocated among all of the buildings in the Development using methods of allocation that arc considered reasonable and appropriate under the circumstances. Tenant hereby consents to such allocations provided that the determination of such costs and the allocation of all or part thereof to Operating Costs hereunder shall be in accordance with generally accepted accounting principles applied on a consistent basis. Tenant or its' representatives shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within twenty (20) days following the furnishing of the statement to Tenant. Unless Tenant takes written exception to any item within thirty (30) days following the furnishing Of the statement to Tenant (which item shall be paid in any event), such statement shall be


Landlord: _____            Tenant: _____
considered as final and accepted by Tenant. The taking of exception to any item shall not excuse Tenant from the obligation to make timely payment based upon the statement as delivered by Landlord.

         8.01 Tenant's Proportionate Share: (a) Tenant's "proportionate share" as used in this Lease with respect to the Building shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord. Tenant's "proportionate share" as used in this Lease with respect to costs relating to more than the Building, shall mean a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area of all buildings, as determined by Landlord, within the Development. Notwithstanding anything contained in the Lease to the contrary, Landlord shall have the right, from time to time, to add to or exclude from the Development real property and any buildings constructed thereon. In the event Landlord elects to add to or exclude from the Development, Landlord shall notify Tenant in writing of any such addition or exclusion which notice shall describe the property added or excluded. Tenant's use and access to public utilities (including telephone lines, electricity and water) shall be limited to Tenant's proportionate share as defined herein.

         9.01 Tenant's Obligations: (a) Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Development within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, windows, glass and plate glass, doors, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, water heaters, dock board, truck doors, dock bumpers, and plumbing work and fixtures. Tenant as part of its obligation hereunder shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from failing temporarily out of repair, and upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty covered by insurance to be secured pursuant to Article 15 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant shall, at its own cost and expense, as additional rent, pay for the repair of any damage to the Premises, the Building, or the Development resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Development as a result of Tenant's business activities or caused by Tenant's default hereunder.

         (b) Tenant at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord, for servicing all heating and air conditioning systems and equipment servicing the Premises and an executed copy of such contract shall be delivered to Landlord. This service contract must include all services


Landlord: _____            Tenant: _____
suggested by the equipment manufacturer within the operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may (but shall not be required to), upon notice to Tenant, elect to enter into such a maintenance service contract on behalf of Tenant or perform the work itself and, in either case, charge Tenant therefore, together with a reasonable charge for overhead.

         9.02 Landlord's Obligations: Landlord shall maintain in good repair, reasonable wear and tear and any casualty covered by the provisions of Article 15 excepted, all parts of the Development, other than tenants' demised premises or portions of the Development within the exclusive control of tenants of the Development, making All necessary repairs and replacements, whether ordinary or extraordinary structural or nonstructural, including roof, foundation, walls, down spouts, gutters, regular mowing of any grass, trimming, weed removal and general landscape maintenance, including any rail spur areas, exterior painting, exterior lighting, exterior signs and common sewage plumbing and the maintenance of all paved areas including driveways and alleys, including, but not limited to, cleaning, repaving, restripping and resealing. The term walls" as used herein shall not include windows, glass or plate glass, doors, special store front or office entry.

         9.03 Interruptions of Service: Interruptions of any service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this lease. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same. Similarly, the curtailment, rationing or restriction on use of water, gas, electricity or any resource, service or utility shall not affect Tenant's obligations hereunder and Landlord may cooperate in a reasonable manner with the efforts of national, state or local governmental agencies or utilities in reducing energy or other resource consumption.

         9.04 Notice to Landlord to Repair: In the event Tenant discovers the necessity for Landlord to repair any part of the Premises, Building or Development, which Landlord is obligated to repair and maintain hereunder, Tenant shall provide Landlord with written notice specifically describing the repair or maintenance required. Landlord shall have 60 days to repair the Premises, Building or Development if such repairs can be reasonably accomplished in said time period. In no event shall Tenant be permitted to withhold rent or terminate this Lease as a consequence of Landlord's failure to maintain or repair the Premises, Building or Development.

         10.01 Alterations: Tenant shall not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent or Landlord. If Landlord shall, consent to any alterations, additions or improvements proposed by Tenant, Tenant shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and all requirements of Landlord's and Tenant's insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by Tenant to make the same, or, at Landlord's option and discretion, the alterations, additions or improvements shall be made by Landlord for Tenant's account and Tenant shall fully reimburse Landlord for the entire cost thereof. Tenant may, without the consent of Landlord, but at its own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as it may deem advisable, without altering the basic


Landlord: _____            Tenant: _____
character of the Building or Development and without overloading the floor or damaging such Building or Development, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination or this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building.

         11.01 Signs and Window Treatment: Tenant shall not install any signs upon the Building or Development, Landlord will provide, at Tenant's request and cost, Landlord's standard identification sign, which sign shall be removed by Tenant upon termination of this Lease at which time Tenant shall restore the property to the same condition as prior to installation of said sign. Tenant shall not install drapes, curtains, blinds or any window treatment without Landlord's prior written consent. Landlord may from time to time require Tenant to change its signage to conform to a revised standard for the Building, provided Landlord pays the cost of removing and replacing such signs. Landlord shall maintain all signs and the cost thereof shall be charged to Tenant.

         12.01 Inspections: Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six
(6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         13.01 Utilities: Tenant shall pay for all gas, heat, light, power, telephone, and other utilities and services used on or from the Premises, including without limitation, Tenant's proportionate share as determined by Landlord for the use of such utilities which are not separately metered and any central station signaling system installed in the Premises or the Building, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish and install all electric light bulbs, tubes and ballasts, other than those originally provided to the Premises by Landlord.

         14.01 Assignment and Subletting: (a) Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord. Any attempted assignment, Subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. All cash or other proceeds of any assignment, such proceeds as exceed the rentals called for hereunder in the case of a subletting and all cash or other proceeds of any other transfer of Tenant's interest in this lease shall be paid


Landlord: _____            Tenant: _____
to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Any assignment, subletting or other transfer of Tenant's interest in this lease shall be for an amount equal to the then fair market value of such interest. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessee and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, .shall relieve Tenant of its liability hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, as provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord for Tenant hereunder, and no such collection shall be construed to constitute a notation or a release of Tenant from the further performance of Tenant's obligations hereunder.

         (b) If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code 11 U.S.C. 101 et seq., (the "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate or Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and be promptly paid or delivered to Landlord.

         (c) Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         15.01 Fire and Casualty Damage: (a) Landlord agrees to maintain insurance covering the building of which the premises are a part in an amount not less than eighty (80%) percent (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the replacement cost thereof, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state in which the premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 15.01 (c),
15.01 (d), and 15.01 (c) below, such insurance shall be for the sole benefit of Landlord and under its sole control.


Landlord: _____            Tenant: _____

         (b) If the building situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give written notice thereof to Landlord.

         (c) If the buildings situated upon the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200)days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

         (d) If the buildings situated upon the premises should be damaged by any peril covered by insurance to be provided by Landlord under subparagraph
15.01 (a) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the premises by Tenant and except that Tenant shall pay to Landlord upon demand any amount by which Landlord's cost of such rebuilding, repair and/or replacement exceeds net insurance proceeds paid to Landlord in connection with such damage and except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the lease exclusive of any option which is unexercised at the time of such damage. If the premises arc untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant or such damage. Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and or obligations hereunder shall cease and terminate. Should construction be delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period of restoration, repair or rebuilding shall be extended for the Landlord is so delayed. To the extent Landlord undertakes to rebuild or repair the Premises, Building or Development as a result of a casualty as set forth herein, in no event shall Landlord's obligations exceed the amount of insurance proceeds available.

         (e) Notwithstanding anything hereunto the contrary, in the event the holder of any indebtedness secured by mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         (f) Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or my perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or


Landlord: _____            Tenant: _____
anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of the Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

Landlord shall have no liability for any loss or damage to Tenant's business or personal property arising out of, but not limited to any of the following causes: hurricanes; excessive rain; roofing defects; bursting pipes; fire; windstorm; malfunction of electrical system, HVAC, sewer or water system; interruption of utility services; or any act or omission of Landlord or any of Landlord's agents on or about the Premises, Building or Development.

         16.01 Liability: Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees of any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the sole cause of which is the gross negligence or Landlord or the failure of Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder after proper notice in accordance with section
9.04 above. Tenant shall procure and maintain throughout the term of the lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with (i) the premises; (ii) the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount or not less than $2,000,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect to property damage or destruction, including loss of use thereon. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefore, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewal thereof (hearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

         17.01 Condemnation: (a) If the whole or any substantial part or the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation,


Landlord: _____            Tenant: _____
or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

         (b) If the part of the Premises or Building shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and (his Lease is not terminated as provided above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of (his Lease shall be reduced to such extent as may be fair and reasonable under al I of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

         (c) In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for Tenant's loss of its leasehold interest, the right to such award as to such items being hereby assigned by Tenant to Landlord.

         18.01 Holding Over: Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing oil the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the premises. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as consent for Tenant to hold over.

         19.01 Quiet Enjoyment: Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior lease.


Landlord: _____            Tenant: _____

         20.01 Events of Default: The following events shall be deemed to be events of default by Tenant under this lease: (a)Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) days from the date such payment was due.

         (b) Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of
 .creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have all order for relief entered on its behalf as a debtor to adjudicate it as bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this paragraph; or

         (c) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have all order for relief entered against it as debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receive, trustee, custodian or other similar official for it or for all or any substantial part of its property.

         (d) A receiver or trustee shall be appointed for all or substantially all of die assets of the Tenant.

         (e) Tenant shall desert or vacate any substantial portion of the premises.

         (f) Tenant shall fail to discharge any lien placed upon the premises in violation of Paragraph 26.01 hereof within twenty (20) days after any such lien or encumbrance is filed against the premises.

         (g) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 20.01, and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

         (h) Tenant shall fail to continuously operate its business at the premises for the permitted use set forth in Paragraph 5.01 whether or not Tenant is in default of the rental payment due under this lease.

         20.02 Remedies: (a) Upon the occurrence of any of such events of default described in Paragraph 20.01 hereof. Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

(1) Landlord, in addition to all rights and remedies provided in the Lease, may declare the entire amount of the Annual Base Rental which would have become due and payable during the remainder of the Term of this Lease, as adjusted from time to time, to be due and payable immediately, along with the Additional Rent as defined in the Lease due for the remainder of the

Landlord: _____            Tenant: _____
term of the Lease. The projected operating costs due for the remainder of the ]case term, shall be actual operating costs due for the year of the default, multiplied by the remaining term of the Lease. Tenant agrees to pay the accelerated annual base rent, and additional rent charges to Landlord at once, it being agreed that such payment shall constitute payment in advance of the rent stipulated for the remainder of the Term. In the event Landlord collects the accelerated rent from Tenant, Tenant shall be credited for rents received if the premises are relet. It is expressly understood that Landlord shall have no obligation to relet the Demised Premises. The acceptance by Landlord of the payment of the accelerated rent shall not constitute a waiver of any default then existing or thereafter occurring hereunder.

(2) In the event Landlord elects to repossess the Premises by eviction proceedings or otherwise, lie may do so with or without terminating this Lease, and shall have the option of accelerating the annual base rent and additional rent charges as set forth herein, in addition to pursuing any of the other remedies set forth in the Lease or permitted by law.

(3) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without pre * judice to any other remedy which it may have for possession or arrearage in rent, commence appropriate legal action for possession of the premises in accordance with the laws of the state of Florida.

(4) Upon any termination of Tenant's right to possession only without termination of the Lease, Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character use made of the Premises). If Landlord decides to relet the Premises or a duty to relet is imposed upon Landlord by law, Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided, however, that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant unless such offered tenant has a credit worthiness acceptable to Landlord, leases the entire Premises, agrees to use the Premises in a manner consistent with the Lease and leases the Premises at the same rent, for no more than the current term and on the same other terms and conditions as in this Lease without the expenditure by Landlord for tenant improvements or broker's commissions. in an such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission incurred by Landlord. If (lie consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining portion of the Term, together with the costs of repairs, alterations, additions,


Landlord: _____            Tenant: _____
redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this subsection from time to time:

(5) In the event Tenant fails to pay any installment of rent hereunder as when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord oil demand a late charge in an amount equal to five (5%) percent of such installment; and the failure to pay such amount within five (5) days after demand therefore shall be all event of default hereunder. The provision for such late charge shall be ill addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

(6) In the event Tenant's check, given to Landlord in payment, is returned by the bank for non-payment, Tenant agrees to pay all expenses incurred by Landlord as a result thereof.

(7) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord.

(8) In the event that Landlord elects to repossess the premises without terminating the lease, or in the event Landlord elects to terminate the lease, then Tenant at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until (lie date of expiration of the term as stated in Section 3.01 diminished by any net sums thcrcaf1cr received by Landlord through reletting the premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 20.02 (h). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

(9) In case of any event of default or breach by Tenant, or threatened or anticipatory breach or default, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the premises into condition acceptable to a new tenant or tenants, arid all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees.


Landlord: _____            Tenant: _____

(10) If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligations to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such purpose), arid thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord upon demand, all costs, expenses arid disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

         21.01 Rights Reserved to Landlord: Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

(a) To change the name or the street address of the Building or the Development;
(b) To install and maintain a sign or signs oil the exterior of the Building;
(c) To designate all sources furnishing sign painting and lettering, lamps and bulbs used on the Premises;
(d)      To retain at all times pass keys to the Premises;
(e) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Development;
(f) To change the arrangement and/or location of entrances and corridors in and to the Building and to add, remove, rename or modify buildings, roadways, parking areas, walkways, landscaping, lakes, grading and other improvements in or to the Development.

         22.01 Relocation of Premises: Landlord reserves the right to relocate Tenant during the Term to other premises in the Building or in another building within the Development (the New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided:
(a) the New Premises shall be similar to the Premises in area and appropriateness for the use of Tenant's purposes; (b) if Tenant is then occupying the Premises, Landlord shall pay the reasonable expense of moving Tenant, its property and equipment to the New Premises and such moving shall be done at such time and in such manner so as to cause the least inconvenience to Tenant; (c) Landlord shall give to Tenant not less than thirty (30) days prior written notice of such substitution; and (d) Landlord shall, at its sole cost, improve the New Premises with improvements substantially similar to those located in the Premises.

         23.01 Landlord's Lien: In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

Landlord: _____            Tenant: _____

         24.01 Subordination: Tenant accepts this Lease subject and subordinate to any mortgage and/or deed of trust now or at any time hereafter constituting a lien or charge upon the Development, the Building, or the Premises, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hercaf1cr oil demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

         25.01 Mechanics Liens and Other Taxes: (a) Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the Ieasehold interest granted to Tenant by this instrument. Neither Tenant nor anyone claiming by, through or under Tenant, including, without limitation, contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place mechanic's, materialmen's or other liens of any kind whatsoever upon the demised premises or upon the tract of land described on Exhibit A, or any portion thereof, on the contrary, any such liens are specifically prohibited and shall be null and void and of no further force or effect.

Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance if placed on the premises.

         (b) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

         26.01 Notices: Each provision of this instrument or any applicable governmental laws, ordinances regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment shall be deemed to be complied with when and if the following steps arc taken:

Landlord: _____            Tenant: _____

         (a) All rent and other payments required to be made by Tenant to Landlord shall be payable to: TCAC Principal Mutual Life Insurance Company or to such other entity at the such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

         (b) Any notice or document required or promised to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Landlord:     Principal Mutual Life Insurance Company         Tenant:  Peregrine Industries
              711 High Street                                          730 Military Trail
              Des Moines, Iowa 50309                                   Deerfield Beach, Florida 33442

and

              c/o Trammell Crow Company
              1515 South Federal Highway, Suite 113
              Boca Raton, Florida 33432

If and when included within the term "Landlord", or "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their .joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         27.01 Miscellaneous: (a) Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         (b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of' such party to enter into this Lease, Nothing herein contained shall give any other tenant in the Development or the Building any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein. If there is more than one Tenant, the obligations

Landlord: _____            Tenant: _____
         of Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's agents and employees.

         (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (d) In no event shall Landlord's liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current Term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded ill any event. In addition, it is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay an), indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and that so far as Landlord, or its successors and assigns is concerned Tenant shall look solely to the Building for the payment thereof.

         (e) Except as set forth in Section 8.01 above, this Lease may not be altered, changed or amended except by all instrument in writing signed by both parties hereto.

         (f) All obligations of Tenant not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord any amount estimated by Landlord as necessary to put the Premises, including without limitation heating and air conditioning systems and equipment therein, in good condition and repair. Any work required to be done by Tenant prior to its vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to Tenant at cost plus fifteen percent. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Costs. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Section.

         (g) If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall if affect the application of


Landlord: _____            Tenant: _____
         any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

         (h) Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required hereunder and the first month's rent as required hereunder, and any other sums required hereunder.

         (i) Tenant shall at any time and from time to time within ten (10 ) days after written request from Landlord, execute and deliver to Landlord an estoppel certificate, in form reasonable satisfactory to Landlord.

         (j) Whenever a time period is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of Landlord.

         (k) Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over a time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. The above statement is incorporated in the lease as a requirement in order to comply with Florida Statute 404.056(8).

         28.01 Effective Date: All references in this Lease to the "date hereof" or similar references shall be deemed to refer to the last date in point of time, on which all parses hereto have executed this Lease.

         29.01 Surrender: Tenant shall peaceably surrender the premises to Landlord oil the expiration date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) reasonable wear and tear; (ii) loss by fire or other casualty; and
         (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's property on or before the expiration and promptly repair all damage to the premises or building caused by such removal.

         (b) If Tenant abandons or surrenders the premises, or is dispossessed by process of law or otherwise, Tenant shall remove its personal property from the Premises. If Tenant fails to remove its personal property, Landlord, at its option may treat such failure as a hold over as defined in the Lease, and/or may (without liability to Tenant for loss thereof), at


Landlord: _____            Tenant: _____

         Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and /or (b) upon ten days prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

         30.01 Tenant Improvements: Landlord shall perform, or cause to be performed, certain Tenant Improvements ("Tenant Improvements") to the Premises as set forth in Exhibit C ("Space Plan"), attached and made a part hereof and mutually agreed upon by Landlord and Tenant. In no event shall Landlord incur any cost in connection with the Tenant Improvements in excess of $8,000.00 ("Landlord's Share") which includes the cost of all materials, labor, permit fees, inspection fees, architectural fees and Landlord's 5% construction management fee, computed upon Landlord's Share only. All improvement costs in excess of Landlord's Share shall be borne solely by Tenant ("Tenant's Share"). Tenant's Share, if any, shall be paid by Tenant as additional rent, one-half upon construction commencement and the balance upon occupancy.

         Within five (5) days following full execution of this Lease, Tenant shall deliver sufficient instruction to enable Landlord's architect and engineers to prepare complete plans and specifications, ("Construction Drawings"). in the event that the information submitted by Tenant is not sufficient for such purposes, Landlord shall notify Tenant within ten (10) business days after receipt thereof specifying the reasons wily the information provided by Tenant is not sufficient. Within five
         (5) business days thereafter, Tenant shall provide to Landlord the information which Landlord has requested in a form sufficient to permit Landlord's architect to proceed with the preparation of the Construction Drawings.

         When the architect has completed the Construction Drawings, Landlord shall submit to Tenant such Construction Drawings for approval or revision. Tenant shall approve the Construction Drawings, or provide sufficient information to architect to make revisions within five (5) business days of submission by Landlord. Tenant's approval of such Construction Drawings shall not be unreasonably withheld or delayed. After receipt and approval by Tenant of the Construction Drawings, Landlord shall perform, or cause to be performed the Tenant Improvements Substantially in accordance with the Construction Drawings provided, however, that Landlord may make non-material changes in design or construction which are necessary in the judgment of Landlord or its architects, contractors, agents, or representatives. Tenant also may alter or modify the Construction Drawings at any time, but any such change, alteration, or modification is subject to Landlord's reasonable approval, and must conform to all relevant building codes, ordinances, regulations energy regulations, and any other governmental requirements. The cost of such change, alteration, or modification by the Tenant shall be at the Tenant's sole cost and expense.

         The cost of any changes and/or additions made to the Premises at the request or Tenant after Landlord and Tenant have agreed on the Construction Drawings, including, but not limited to, (lie actual cost of such changes and/or additions, the cost of revisions in the

Landlord: _____            Tenant: _____
         plans and specifications and the cost of any delays in construction, whether or not such changes are finally agreed to, shall be paid upon Landlord's presentation of a bill therefore, such amount shall be treated as additional rent.

         All work not within the scope of Landlord's construction of the Premises, such as the furnishing and installation of floor covering other than Building Standard, furniture, telephone equipment, and office equipment, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and as to not to interfere unreasonably with or delay the work of Landlord's contractors or the subcontractors of other tenants. Tenant's contractors, subcontractors, and labor shall be reasonably approved by Landlord and shall be subject to the administration supervision of Landlord's construction supervisor. Contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible the progress of the work without interruption on account of strikes, work stoppages, or similar causes for delay. Landlord shall give access to the Premises to Tenant to adapt the Premises for Tenant's use provided, however, that if such entry is prior to tire Rent Commencement Date, such entry shall be subject to all of the terms and conditions of the Lease except the payment of rent, and such entry shall not delay the Rent Commencement Date. All work performed by Tenant or at Tenant's expense shall conform to and comply with any and all local, state, and federal building codes, ordinances, and the N.F.P.A. Life Safety Code.

         31.01 Indemnification: The Tenant will indemnify and hold harmless the Landlord against and from any and all claims arising from (i) the Tenant's occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers' compensation laws),
         (ii) any breach or default in the performance of any obligation on the Tenant's part to be performed under the terms of this Lease, (iii) any act or negligence of the Tenant, or any officer, agent, employee, guest, or invitee of the Tenant, (iv) all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding brought against the Landlord by reason of any such claim. The Tenant upon notice from the Landlord will defend the same at the Tenant's expense.

         The Tenant, as a material part of the consideration to the Landlord assumes all risk of damage to property or injury to persons, in, upon or about the Premises, (i) except that the Tenant does not assume any risk for damage to the Tenant resulting from the willful misconduct or gross negligence of the Landlord or its authorized representatives,
         (ii) from any cause whatsoever except that which is caused by the failure of the Landlord to observe any of the terms and conditions of the Lease if such failure has persisted for air unreasonable period of time after written notice of such failure.

         The Landlord is not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building. The Tenant waives all of its claims in respect there of against the Landlord.

Landlord: _____            Tenant: _____

         32.01 Insurance By Tenant: Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

         (1) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If the Tenant has other locations that it owns or leases, the policy shall include ail aggregate limit per location endorsement. Such liability insurance shall be primary and riot contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability or Tenant under this lease.

         (2) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the cause of loss - special form (all risk) except, coverage for flood, earthquake and boiler and machinery. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

         (3) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100.000 per employee and $500,000 per occurrence.

         (4) Such other insurance as Landlord deems reasonably necessary and prudent or required by Landlord's beneficiaries or mortgages of any deed of trust or mortgage encumbering the Premises.

         The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed S 1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) (lays prior to any cancellation or modification to reduce the insurance coverage.

         This clause shall supplement the clause in the body of the Lease Paragraph 16.01.

         33.01 Waiver of Subrogation: Landlord and Tenant hereby mutually waive their respective rights to recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required


Landlord: _____            Tenant: _____
         by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

         34.01 Acceptance of Premises/Tenant Improvements: Tenant acknowledges that it has inspected the Premises, knows the condition thereof, and accepts such Premises, and specifically the buildings and improvements comprising the same, in their present condition, as suitable for the purposes for which the Premises are leased, subject to Landlord's completion of the Tenant Improvements described in Paragraph 30.01. If this lease is executed before the Premises become vacant or otherwise available and ready for occupancy, of if any present tenant or occupant of the Premises holds over, and Landlord cannot, using good faith efforts, acquire possession of the Premises prior to the date above recited as the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, nor in any way liable to Tenant because of such failure, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same.

         35.01 Insurance By Landlord: Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be deemed as Tenant's Proportionate Share of Operating Costs payable, by Tenant pursuant to Paragraph 7.02: (1) Property insurance insuring the building and improvements and rental value insurance for perils covered by the causes of loss - special form (all risk) and in addition coverage for flood, earthquake and boiler and machinery (if applicable). Such coverage (except for flood and earthquake) shall be written oil a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises.

         (2) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit.

         (3) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgages of any deed of trust or mortgage encumbering the Premises.

         36.01 ADA - General Compliance: Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the premises, and that the Tenant shall use all reasonable efforts to fully comply with the Americans With Disabilities Act.


Landlord: _____            Tenant: _____

         37.01 Hazardous Substance - General: The term "Hazardous Substances," as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted oil the premises that will produce any Hazardous Substance, except for such activities that arc part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in advance in writing by Lessor; Lessee shall be responsible for obtaining my required permits and paying any fees and providing any testing required by any governmental agency, (ii) the premises will not be used in any manner for the storage of any hazardous Substances except for the temporary storage of such materials that arc used in the ordinary course of Lessee's business (the "Permitted Materials") provided such permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought into the premises, except for the Permitted Materials described below, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor's representative shall have the right but not the obligation to enter the premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fail to take such corrective action within 24 hours, Lessor shall have the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the lease, the premises is found to be so contaminated or subject to said conditions, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost, and Lessee agrees to indemnify and hold Lessor harmless from all claims, demand, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the premises by Lessee. The foregoing indemnification and the responsibilities of Lessee shall survive the termination or expiration of this Lease.

         38.01 Intentionally Deleted

         39.01 Brokers Disclosure: Tenant covenants, warrants and represents that no broker or finder except Trammell Crow Realty Services, Inc. ("Broker") was instrumental in consummating this Lease and that Tenant has had no conversations or negotiations with any broker, except Broker, concerning the subject matter of this Lease. Tenant agrees

Landlord: _____            Tenant: _____
         hereby to indemnify and hold Landlord harmless against and from any and all claims for any brokerage commissions or fees and all costs, expenses and liabilities, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker, except Broker, or any breach of the foregoing covenant, warranty and representation.

         40.01 Prevailing Party: The parties hereto shall have all remedies existing in law and equity to enforce the terms of or obligations arising out of the Lease. In the event any legal action or proceeding is commenced to interpret or enforce the terms of or obligations arising out of the Lease, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover reasonable attorney's fees, court costs and expenses, at both trial and appellate levels.

         41.01 Waiver of Jury Trial, Right To Counterclaim and Right of
         Redemption: It is mutually agreed by and between Landlord and Tenant that, to the fullest extent allowed by law, the respective parties hereto do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party hereto against the other pertaining to any matter whatsoever arising out of or in any way connected with this Lease, Tenant's use of occupancy of the Premises or any claim of in-jury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding but, rather, will assert any Such claim which Tenant might have in a separate independent action. Furthermore, Tenant hereby expressly waives ally and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise to redeem and repossess the Premises, or any part thereof, or to reinstate this Lease.

         The parties intending to be bound hereby execute or cause this Lease to be executed this 26th day of June, 1998.

WITNESSES:                                  LANDLORD: Principal Mutual Life Insurance Company


________________________________            _________________________________________________
                                            By:
________________________________            Title:___________________________________________


WITNESSES:                                  TENANT:


________________________________            _________________________________________________
                                            By:
________________________________            Title:___________________________________________

Landlord: _____            Tenant: _____

                                    EXHIBIT C

                                 LANDLORD'S WORK



                              Install two restrooms

















Landlord: _____            Tenant: _____

                                                                        Quorum 5


                                    EXHIBIT A
                                LEGAL DESCRIPTION

Approximately 12,070 square fee of office and/or warehouse space located in a building containing approximately 73,052 square feet situated on a portion of approximately 15.2046 acres on Lots 3, 4 and 5 Deerfield Commerce Par, according to the plat thereof as recorded in Plat Book 111, page 15, of the Public Records of Broward County, Florida and being more particularly described as 746 South Military Trail, Deerfield Beach, Florida. Further described as Quorum Business Center #5 situated within a development known as Quorum Business Center consisting of approximately 408,874 square feet.



Landlord: _____            Tenant: _____

                       FIRST AMENDMENT TO LEASE AGREEMENT
                BETWEEN PRINCIPAL MUTUAL LIFE INSURANCE COMPANY,
                      AN IOWA CORPORATION, ("LANDLORD") AND
          PEREGRINE INDUSTRIES, INC., A FLORIDA CORPORATION ("TENANT")

                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442

THIS FIRST AMENDMENT TO LEASE is made this 29th day of June, 1998 between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, ("Landlord") and PEREGRINE INDUSTRIES, INC., A FLORIDA CORPORATION, ("Tenant").

                                   BACKGROUND

By the Original Lease dated August 22, 1996 referred above, Landlord leased to Tenant approximately 16,008 square feet at 730 South Military Trail, Deerfield Beach, Florida. The Original Lease together with the First Amendment to Lease are hereinafter defined as "the Lease".

At this time, Landlord and Tenant wish to extend the term of the Lease and modify the Base Rent.

                                    AGREEMENT

In consideration of the mutual promises of the parties, intending to be legally bound, hereby agree as follows:

1. Term: The Lease is hereby amended and extended for a period of 46 Months, beginning November 1, 1999 and expiring August 30, 2003 ("Extended Term").

2. Base Rent: The Base Rent outlined in Paragraph 3.01 of the Lease and Paragraph 29.01 of the Rider to Lease is hereby amended according to the following schedule:

                          Month of                          Monthly                Annual
                       Extended Term                       Base Rent              Base Rent
                       -------------                       ---------              ---------
         November 1, 1999 - October 31, 2000              $6,331.51             $75,978.12
         November 1, 2000 - October 31, 2001              $6,648.09             $79,777.08
         November 1, 2001 - October 31, 2002              $6,980.50             $83,766.00
         November 1, 2002 - August 30, 2003               $7,329.53             $87,954.36

3. Operating Costs: Tenant will continue to pay its proportionate share of Operating Costs during the Extended Term as defined in Paragraph's 7.01 and 7.02 of the Lease.

4. Miscellaneous: Except as set forth in this First Amendment, the Lease is not otherwise modified and where the provisions of this First Amendment conflict with the Lease, this First Amendment shall override.

                       FIRST AMENDMENT TO LEASE AGREEMENT
                BETWEEN PRINCIPAL MUTUAL LIFE INSURANCE COMPANY,
                      AN IOWA CORPORATION, ("LANDLORD") AND
          PEREGRINE INDUSTRIES, INC., A FLORIDA CORPORATION ("TENANT")

                             FOR PREMISES LOCATED AT

            730 South Military Trail, Deerfield Beach, Florida 33442


         The parties intending to be bound hereby execute or cause this First Amendment to be executed this 29th day of June, 1998.


WITNESSES:                              LANDLORD:

                                        Principal Mutual Life Insurance Company, an Iowa corporation



____________________________________    By: /s/ David P. Ellingson
                                            ------------------------------------
                                                David P. Ellingson
____________________________________    Title: Vice President and Associate
                                        General Counsel


                                        TENANT:

                                        Peregrine Industries, Inc., A Florida
                                        corporation



____________________________________    By: /s/ Merrill A. Yarbrough
                                            ------------------------------------
____________________________________    Title: President

                               MEMORANDUM OF LEASE


         THIS MEMORANDUM OF LEASE, dated this 22nd day of August, 1996, by and between Principal Life Insurance Company, an Iowa corporation whose address is c/o Trammell Crow Company, 1515 South Federal Highway, Suite 113, Boca Raton, Florida 33432 ("Landlord"), and Peregrine Industries, Inc., a Florida corporation, whose address is 730 South Military Trail, Deerfield Beach, Florida 33442 (Tenant).

                                   WITNESSETH:

         Landlord hereby demises and leases unto Tenant and Tenant hereby hires and takes from Landlord, upon and subject to the covenants and agreements set forth in that certain Lease dated August 22, 1996, (the "Lease"), made between Landlord and Tenant, certain premises ("Demised Premises") comprising part of the commercial real property known as Quorum Business Center Buildings 2-6, located upon the tract of land described in Exhibit A attached hereto and made a part hereof, and consisting of the parcel of land, together with the building(s) erected thereon.

         Landlord and Tenant desire to record this Memorandum of Lease for the purpose of placing the public on notice of inquiry as to the specific provisions, terms, covenants and conditions of the Lease, all of which are incorporated herein by reference with the same force and effect as if herein set forth in full. Specifically, the Lease contains, among others, the following covenants and agreements between the parties:

         "Neither Tenant nor anyone claiming by, through or under Tenant, including, without limitation, contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place mechanic's, materialmen's or other liens of any kine whatsoever upon the demised premises or upon the tract of land described on Exhibit A, or any portion thereof; on the contrary, any such liens are specifically prohibited and shall be null and void and of no further force or effect."

         Notice is hereby given pursuant to Section 713.10, Florida Statutes, that the Lease contains the following provision:

         "Tenant has no power to subject Landlord's interest in the demised premises to any claim of lien of any kind or character and any persons dealing with Tenant must look solely to the credit of the Tenant for payment."

         This Memorandum of Lease is being recorded in lieu of recording the Lease itself for the purpose of placing the public on notice or inquiry as to the specific provisions, terms, covenants and conditions thereof, and nothing herein contained is intended to or does change, modify or affect any of the terms or provisions of the Lease or the rights, duties, obligations, easements and covenants running with the land created hereby, all of which remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed and sealed this Notice of No Liability as of the day and year first above written.

                                   TENANT:   Peregrine Industries, Inc.,
                                             a Florida corporation


                                   By: /s/ Merrill A. Yarbrough
                                       ----------------------------------
                                                 Signature

                                        Merrill A. Yarbrough
                                        ---------------------------------
                                        Printed signature

                                   Its:  President

                                        3431 S.W. 11 Street, Deerfield FL 33442
                                        Post Office Address





                                        2